Exhibit 99.1

EQT CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 21, 2021, EQT Corporation and its subsidiaries (“EQT” or the “Company”) acquired all of the issued and outstanding equity interests of Alta Marcellus Development, LLC (“Alta Marcellus”) and ARD Operating, LLC (“ARD”) (the “Acquisition”), which collectively held all of the upstream and midstream assets of Alta Resources Development, LLC (“Alta”), pursuant to the terms of that certain Membership Interest Purchase Agreement, dated May 5, 2021 (the “Purchase Agreement”), by and among EQT, EQT Acquisition HoldCo LLC (a wholly-owned indirect subsidiary of EQT), Alta, Alta Marcellus and ARD.

The following unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) are derived from the historical audited and unaudited financial statements of EQT and the historical combined financial statements of Alta, which includes the accounts of ARD and Alta Marcellus and its wholly-owned subsidiaries, Alta Marcellus Midstream, LLC (“AMM”) and Alta Energy Marketing, LLC (“AEM”) (collectively, the “Alta Entities”).

The pro forma financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the pro forma financial statements;

•	the audited consolidated financial statements and accompanying notes of EQT contained in EQT’s Annual Report on Form 10-K for the year ended December 31, 2021, as updated pursuant to the recast of certain financial information as set forth in exhibit 99.1 to EQT's Current Report on Form 8-K filed on April 28, 2022; and

•	the audited combined financial statements and accompanying notes of the Alta Entities as of June 30, 2021 and 2020 and for the years then ended as set forth in exhibit 99.1 to EQT's Current Report on Form 8-K filed on September 28, 2021.

EQT Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2021

	EQT Historical (1)	Alta Entities Historical (2)	Alta Entities Historical Stub Period (2)	Pro Forma Adjustments		Pro Forma Combined

	(Thousands, except per share amounts)
Operating revenues:
Sales of natural gas, natural gas liquids and oil	$6,804,020	$389,898	$54,952	$—		$7,248,870
Loss on derivatives not designated as hedges	(3,775,042)	(116,236)	(10,798)	—		(3,902,076)
Net marketing services and other	35,685	12,101	972	(8,267	)(b)	40,491
Total operating revenues	3,064,663	285,763	45,126	(8,267)		3,387,285
Operating expenses:
Transportation and processing	1,942,165	71,238	8,414	—		2,021,817
Production	225,279	34,108	3,061	(8,267	)(b)	254,181
Exploration	24,403	—	—	319	(d)	24,722
Selling, general and administrative	196,315	2,372	170	—		198,857
Depreciation and depletion	1,676,702	81,210	8,968	99,782	(e)	1,866,662
Gain on sale/exchange of long-lived assets	(21,124)	—	—	—		(21,124)
Impairment and expiration of leases	311,835	—	—	—		311,835
Other operating expenses	70,063	—	—	—		70,063
Total operating expenses	4,425,638	188,928	20,613	91,834		4,727,013
Operating (loss) income	(1,360,975)	96,835	24,513	(100,101)		(1,339,728)
Income from investments	(71,841)	—	—	—		(71,841)
Dividend and other income	(19,105)	(976)	—	1,412	(a)	(18,669)
Loss on debt extinguishment	9,756	—	—	—		9,756
Interest expense	289,753	13,290	7,758	(20,999	)(a)	303,338
				13,536	(h)
(Loss) income before income taxes	(1,569,538)	84,521	16,755	(94,050)		(1,562,312)
Income tax (benefit) expense	(428,037)	—	—	(15,107	)(g)	(443,144)
Net (loss) income	(1,141,501)	84,521	16,755	(78,943)		(1,119,168)
Less: Net income attributable to noncontrolling interest	1,246	—	—	—		1,246
Net (loss) income attributable to EQT Corporation	$(1,142,747)	$84,521	$16,755	$(78,943)		$(1,120,414)

Loss per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	323,196					323,196
Net loss	$(3.54)					$(3.47)
Diluted:
Weighted average common stock outstanding	323,196					323,196
Net loss	$(3.54)					$(3.47)

(1)	The Company adopted accounting guidance on January 1, 2022 which changed the amounts historically recorded for the Company's convertible senior notes. The amounts presented herein have been recast to reflect this adoption. See the Company's Current Report on Form 8-K filed on April 28, 2022 for further discussion.

(2)	The Alta Entities Historical column includes the results for the period January 1, 2021 through June 30, 2021 and the Alta Entities Historical Stub Period column includes the results for the stub period of July 1, 2021 through July 20, 2021.

See accompanying notes to the unaudited pro forma condensed combined financial information.

EQT Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2020

	EQT Historical (1)	Alta Entities Historical	Pro Forma Adjustments		Pro Forma Combined

	(Thousands, except per share amounts)
Operating revenues:
Sales of natural gas, natural gas liquids and oil	$2,650,299	$442,463	$—		$3,092,762
Gain on derivatives not designated as hedges	400,214	101,696	—		501,910
Net marketing services and other	8,330	18,932	(9,525	)(b)	17,737
Total operating revenues	3,058,843	563,091	(9,525)		3,612,409
Operating expenses:
Transportation and processing	1,710,734	127,391	—		1,838,125
Production	155,403	57,226	(9,525	)(b)	203,104
Exploration	5,484	—	1,734	(d)	7,218
Selling, general and administrative	174,769	7,333	—		182,102
Depreciation and depletion	1,393,465	189,960	76,162	(e)	1,659,587
Amortization of intangible assets	26,006	—	—		26,006
Loss on sale/exchange of long-lived assets	100,729	—	—		100,729
Impairment of other assets	34,694	—	—		34,694
Impairment and expiration of leases	306,688	770,704	(770,704	)(f)	306,688
Other operating expenses	28,537	—	32,000	(c)	60,537
Total operating expenses	3,936,509	1,152,614	(670,333)		4,418,790
Operating loss	(877,666)	(589,523)	660,808		(806,381)
Gain on Equitrans Share Exchange	(187,223)	—	—		(187,223)
Loss from investments	314,468	—	—		314,468
Dividend and other (income) expense	(35,512)	12,759	(11,876	)(a)	(34,629)
Loss on debt extinguishment	25,435	—	—		25,435
Interest expense	259,268	30,722	(30,442	)(a)	295,644
			36,096	(h)
Loss before income taxes	(1,254,102)	(633,004)	667,030		(1,220,076)
Income tax (benefit) expense	(295,293)	—	6,412	(g)	(288,881)
Net loss	(958,809)	(633,004)	660,618		(931,195)
Less: Net loss attributable to noncontrolling interest	(10)	—	—		(10)
Net loss attributable to EQT Corporation	$(958,799)	$(633,004)	$660,618		$(931,185)

Loss per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	260,613				260,613
Net loss	$(3.68)				$(3.57)
Diluted:
Weighted average common stock outstanding	260,613				260,613
Net loss	$(3.68)				$(3.57)

(1)	The Company adopted accounting guidance on January 1, 2022 which changed the amounts historically recorded for the Company's convertible senior notes. The amounts presented herein have been recast to reflect this adoption. See the Company's Current Report on Form 8-K filed on April 28, 2022 for further discussion.

See accompanying notes to the unaudited pro forma condensed combined financial information.

EQT Corporation and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1.            Basis of Presentation

The pro forma financial statements have been prepared to reflect the effects of the Acquisition on the consolidated financial statements of EQT. The unaudited pro forma condensed combined statements of operations (the “pro forma statements of operations”) for the years ended December 31, 2021 and 2020, are presented as if the Acquisition, the offering and sale in May 2021 of $500 million aggregate principal amount of EQT’s 3.125% senior notes due May 2026 and $500 million aggregate principal amount of EQT’s 3.625% senior notes due May 2013 (collectively, the “Notes Offering”) and the application of the proceeds from the Notes Offering had occurred on January 1, 2020. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the Acquisition.

The Alta Entities’ historical amounts have been derived from the Alta Entities’ audited financial statements and unaudited financial statements, each filed as an exhibit to EQT's Current Report on Form 8-K filed on September 28, 2021. Prior to the Acquisition, the Alta Entities prepared their annual financial statements on a fiscal year basis, and therefore the amounts reflected in the pro forma statement of operations for the years ended December 31, 2021 and 2020 for the Alta Entities have been adjusted to a calendar year end to conform with EQT’s financial presentation. Certain of the Alta Entities’ historical amounts have been reclassified to conform to the financial presentation of EQT.

The pro forma financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of EQT would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The pro forma adjustments related to the Acquisition are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments related to the Acquisition are directly attributable to the transaction. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made. A pro forma condensed combined balance sheet has been omitted from this filing, as a historical balance sheet reflecting the Acquisition has already been filed within the Company's Annual Report on Form 10-K for the year ended December 31, 2021, as updated pursuant to the recast of certain financial information as set forth in exhibit 99.1 to EQT's Current Report on Form 8-K filed on April 28, 2022.

2.            Pro Forma Adjustments and Assumptions

The pro forma adjustments are based on currently available information and certain estimates and assumptions that EQT believes are reasonable. The actual effects of the Acquisition will differ from the pro forma adjustments. A general description of the pro forma adjustments are provided below.

(a)	Pro forma adjustments related to the extinguishment of Alta Marcellus’ senior notes and credit facility (the “Alta Entities Debt”), and the elimination of the associated interest rate swaps including:

i.	A decrease in dividend and other income of $1.4 million for the year ended December 31, 2021 due to the elimination of the gain on the interest rate hedges.

ii.	A decrease in interest expense of $21.0 million for the year ended December 31, 2021 reflecting the elimination of the Alta Entities’ historical interest expense and amortization of deferred financing fees.

iii.	An increase in dividend and other income of $11.9 million for the year ended December 31, 2020 due to the elimination of the loss on the interest rate hedges.

iv.	A decrease in interest expense of $30.4 million for the year ended December 31, 2020 consisting of the elimination of the Alta Entities’ historical interest expense and amortization of deferred financing fees.

(b)	The pro forma reclassification was made to remove certain net marketing services amounts from revenue and expense to conform to EQT’s net presentation.

(c)	Pro forma adjustment for estimated transaction costs incurred related to the Acquisition, including underwriting, banking, legal and accounting fees that are not capitalized as part of the Acquisition.

(d)	Pro forma adjustments to reflect delay rental lease payments and other exploratory costs capitalized by the Alta Entities under the full cost method of accounting that would have been expensed to exploration expense under the successful efforts method of accounting for oil and gas properties.

(e)	The pro forma adjustments increase depreciation and depletion expense due to the following:

i.	The increase in the estimated fair value of property, plant and equipment.

ii.	The depreciation of gathering pipelines over a 50-year useful life and the depreciation of compression and measurement assets over a 25-year useful life separate from the upstream oil and gas assets.

iii.	The increase in accretion expense related to the higher asset retirement obligation liability which was adjusted to reflect EQT’s internal plugging cost estimates, discount rate, and useful life estimates.

(f)	Pro forma adjustments to eliminate the Alta Entities’ historical impairment charges recorded under the ceiling test of the full cost method of accounting to conform to EQT’s successful efforts method of accounting for oil and gas properties.

(g)	The pro forma income tax adjustments included in the pro forma statements of operations reflect the income tax effects of the Alta Entities’ historical information as well as the income tax effects of the pro forma adjustments presented herein. The pro forma income tax adjustments related to the Alta Entities’ historical information is to conform the Alta Entities’ historical information, which is derived based on a non-taxable corporate structure, with EQT’s taxable corporate structure. The tax rate applied to the pro forma adjustments was the statutory federal and apportioned statutory state tax rate, net of the federal benefit of state taxes, applied to pre-tax income.

(h)	The pro forma interest expense adjustments reflect the impact of the Notes Offering, the proceeds of which were used to fund a portion of the cash consideration of the Acquisition.

i.	An increase in interest expense of $13.5 million for the year ended December 31, 2021 and $36.1 million for the year ended December 31, 2020 reflecting the additional interest that would have been incurred if the notes issued in the Notes Offering were issued on January 1, 2020.